Exhibit 99.2

 ATTRibute-CM Phase 3 Topline Results  July 17, 2023  1

 Forward-Looking Statements and Disclaimer  2  The presentation at the call may contain forward-looking statements. Statements made or presented at the call may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential,” “should,” “could,” “aim,” “estimate,” “predict,” “continue” and similar expressions or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including statements relating to the clinical, therapeutic and market potential of our programs and product candidates, including our clinical development program for acoramidis for patients with transthyretin amyloid cardiomyopathy, the timing and success of our clinical development programs, the progress of our ongoing and planned clinical trials of acoramidis for patients with transthyretin amyloid cardiomyopathy, including our plans to file a new NDA with the FDA by end of year 2023, our planned interactions with regulatory authorities, the availability of data from our clinical trials of acoramidis, and the timing of these events, reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company, including, without limitation, risks inherent in developing therapeutic products, and those risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. In light of these risks and uncertainties, many of which are beyond the Company’s control, the events or circumstances referred to in the forward-looking statements, express or implied, may not occur. The actual results may vary from the anticipated results and the variations may be material. You are cautioned not to place undue reliance on these forward-looking statements, which speak to the Company’s current beliefs and expectations only as of the date of the call. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements made or presented at the call in the event of new information, future developments or otherwise. No representation is made as to the safety or effectiveness of the product candidates for the therapeutic use for which such product candidates are being studied.      Certain information communicated at the call may relate to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of the call, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, certain information to be communicated at the call involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, such research has not been verified by any independent source.      Such information is provided as of the date of the call and is subject to change without notice. The Company has not verified, and will not verify, any part of this presentation, and the Company makes no representation or warranty, express or implied, as to the accuracy or completeness of the information to be communicated at the call or as to the existence, substance or materiality of any information omitted from the presentation at the call. The Company disclaims any and all liability for any loss or damage (whether foreseeable or not) suffered or incurred by any person or entity as a result of anything contained or omitted from this document or the related presentation and such liability is expressly disclaimed.

 Discussion topics  Q&A Session  5  Introduction & Overview  1  Neil Kumar, PhD  Chief Executive Officer  ATTRibute-CM Phase 3 Topline Results  2  Jonathan Fox, MD, PhD  Chief Medical Officer, Cardiorenal  Next Steps  3  Uma Sinha, PhD  Chief Scientific Officer  Commercial Launch Plans  4  Matt Outten, MBA  Chief Commercial Officer  3

 4  4  A sincere THANK YOU to patients and families, advocates, physicians, clinical research staff, and collaborating research partners  (acoramidis for ATTR-CM)

 ATTR-CM  Idea  Phase 3  Achondroplasia  Idea  Phase 3  LGMD2i  Idea  ADH1  Idea  Phase 3  CAH  Idea  Program context  5

Acoramidis was designed to achieve maximal stabilization and preserve native TTR

Design Objectives	Rationale
1 Maximize TTR stabilization/minimize toxic monomer	• Strong genotype/phenotype correlation between TTR instability and disease severity[1] • Dose-dependent improvements in both TTR stabilization and clinical outcomes demonstrated by tafamidis in ATTR-CM[2] • Extent of TTR stabilization or knockdown associated with degree of clinical benefit in ATTR-PN[3-6]
2 Preserve circulating native TTR	• TTR has been highly conserved throughout evolution[7] • TTR is an abundant plasma protein with relatively rapid turnover requiring sustained metabolic energy expenditure

We plan to enter the ATTR-CM market with acoramidis, a next generation, more potent TTR stabilizer

TTR = Transthyretin; ATTR-CM = TTR amyloid cardiomyopathy.

[1]Hammarstrom, P et al., PNAS. 2002;99:16427-16432. [2]Damy, T., et al., Eur J Heart Fail. 2021;23(2):277-285. [3]Coelho, T. et al., Neurology. 2012;79:785–792. [4]Berk, JL et al , JAMA. 2013;310:2658-2667. [5]Adams, DA. et al., N Engl J Med. 2018;379:11-21. [6]Benson, M.D., et al., N Engl J Med. 2018;379:22-31. [7]Richardson SJ, et al. Front Endocrinol. 2015;5:1-9.

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Acoramidis is a next generation stabilizer that employs multiple strategies to maximize potency

Disease mechanism

Native TTR circulates in blood as a tetramer



~130 known destabilizing mutations →

Protective T119M mutation

Dissociation into monomers initiates pathogenesis



→

Monomers aggregate, causing disease



Therapeutic hypothesis


AG10
AG10

Acoramidis was designed to mimic protective T119M mutation. Acoramidis sees more target (superior free fraction), binds more target (superior kd2), and glues the target together stronger (enthalpic binding mode).[1,2]

Acoramidis is an investigational molecule. The safety and efficacy have not been established by regulatory authorities.

[1]Data on File. [2]Miller, M. et al. J Med Chem. 2018;61:7862-7876.

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 Data supporting more potent TTR stabilization  8  Near-Complete TTR Stabilization2  at target trough clinical concentrations  Rapid, durable increases in serum TTR  an in vivo marker of native tetramer stability   Superior Binding to TTR in vitro1  facilitated by enthalpic interactions  Tafamidis 20 mg  Tafamidis 80 mg  Acoramidis HCl 800 mg  22%  30%  39%  ATTR-ACT Month 12 Data3  ATTRibute-CM Month 12 Data4  Kcal/mol  -15  -12  -9  -6  -3  0  3  -15  -12  -9  -6  -3  0  3  Favorable  Unfavorable  Acoramidis  Tafamidis  △G  △H  -T△S  DSMO  TAF 16µM  TAF 26µM  Acoramidis 10µM  27%  57%  66%  ~100%  % Stabilization  % Increase in Serum TTR  1Miller, M. et al. J Med Chem. 2018;61:7862-7876. 2Ji, A.X., et al. American Heart Association Scientific Sessions, 2019. 3Estimated from Damy, T., et al., Eur J Heart Fail. 2021;23(2):277-285. 4BridgeBio Part A press release, December 27, 2021.  Note: Direct cross-study comparisons may suggest misleading similarities or differences. The values shown are directional and do not report robust comparative analysis.

 Unprecedented and consistent benefit on survival and morbidity  Achieve statistical significance on primary endpoint:p-value <0.04  Primary endpoint met (p<0.0001)  Unprecedented survival: Highest ever 30-month survival rate on drug (>80%) with clinically meaningful separation from placebo  81% 30-month survival on acoramidis  6.4% absolute & 25% relative risk reduction compared to placebo  Best-in-class CVH data: Profound reduction in event rates  50% relative risk reduction for cumulative frequency of CVH (p<0.0001)  Win Ratio better than 1.7: Significant impact on mortality and morbidity   Win Ratio = 1.8  Best-in-class treatment effect on serum biomarkers: NT-proBNP, serum TTR, TTR stabilization  Clinically and statistically significant (p<0.0001) benefit on NT-proBNP and serum TTR; sustained impact on TTR stabilization  Best Case Target Clinical Profile  Outcome Observed  9  CVH = Cardiovascular-related hospitalization; NT-proBNP = N-terminal prohormone of brain natriuretic peptide.

 Discussion topics  Q&A Session  5  Introduction & Overview  1  Neil Kumar, PhD  Chief Executive Officer  ATTRibute-CM Phase 3 Topline Results  2  Jonathan Fox, MD, PhD  Chief Medical Officer, Cardiorenal  Next Steps  3  Uma Sinha, PhD  Chief Scientific Officer  Commercial Launch Plans  4  Matt Outten, MBA  Chief Commercial Officer  10

ATTRibute-CM study design[1,2]

30-month primary endpoint[3]:
Hierarchical analysis consisting of all-cause mortality, cumulative frequency of CVH, change from baseline in NT-proBNP, and change from baseline in 6MWD

Key eligibility criteria

- Subjects with diagnosed ATTR-CM (WT or variant)
- NYHA Class I-III
- ATTR-positive biopsy or 99mTc scan
- Light chain amyloidosis excluded if diagnosis by 99mTc

Screening and randomization

800 mg acoramidis HCl twice daily

N = 421

Placebo twice daily

N = 211

Efficacy assessment included 611 participants in the pre-specified mITT population (eGFR ≥30 mL/min/1.73 m²)

Tafamidis usage allowed after Month 12

800 mg acoramidis HCl twice daily

Open-label extension

6MWD = Six-minute walk distance; NYHA = New York Heart Association; 99mTc = Technetium labeled pyrophosphate (PYP) or bisphosphonate (e.g., DPD); mITT = Modified intent-to-treat. eGFR = Estimated glomerular filtration rate.

[1]ClinicalTrials.gov identifier: NCT03860935. [2]Gillmore JD et al. Circulation. 2019;140(1):14214. Oral poster presented at AHA. [3]Primary analysis assessed using the Finkelstein-Schoenfeld method.

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Highly statistically significant result achieved on primary and select secondary endpoints

Primary endpoint[1]	p-value
Hierarchical analysis consisting of: • All-cause mortality[2] • Cumulative frequency of CVH • Change from baseline in NT-proBNP • Change from baseline in 6MWD	p<0.0001
Win Ratio	1.8

58% of ties broken by first two components of Win Ratio analysis

Select secondary endpoints	p-value
Cumulative frequency of CVH[3]	p<0.0001
Change from baseline in 6MWD[4]	p<0.0001
Change from baseline in KCCQ-OS[4]	p<0.0001
Change from baseline in serum TTR[4]	p<0.0001
Change from baseline in NT-proBNP[5]	p<0.0001
All-cause mortality[2,6]	p=0.057

KCCQ-OS = Kansas City cardiomyopathy questionnaire overall summary score.

[1]Primary analysis assessed using the Finkelstein-Schoenfeld method. [2]Heart transplant and implantation of cardiac mechanical assistance device were treated as death for this analysis. [3]Negative binomial regression with treatment group, stratification factors and the offset term is used to analyze the cumulative frequency of adjudicated CV-related hospitalization. [4]Least squares mean difference change from baseline at 30 months. [5]Ratio of adjusted geometric mean fold change from baseline at 30 months. [6]Assessed by Cochran-Mantel-Haenszel test; p=0.15 as assessed by Cox Proportional Hazard Model.

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No safety signals of potential clinical concern identified  13  Any treatment-emergent adverse events (TEAEs)  413 (98.1%)  206 (97.6%)  TEAE with fatal outcome  60 (14.3%)  36 (17.1%)  TEAE leading to hospitalization  212 (50.4%)  128 (60.7%)  TEAE leading to study drug discontinuation  39 (9.3%)  18 (8.5%)  Any treatment-emergent serious adverse events (SAEs)  230 (54.6%)  137 (64.9%)  Treatment-emergent SAEs leading to study drug discontinuation  21 (5.0%)  15 (7.1%)  Severe TEAEs1  157 (37.3%)  96 (45.5%)  Subjects with one or more event(s)   AcoramidisN=421  N (%)  PlaceboN=211  N (%)  All Adverse Events (AEs) occurring during the treatment period are considered treatment-emergent adverse events (TEAEs). Serious Adverse Event (SAE) meets seriousness criteria.  1Severity as assessed by the investigator.

 Exploratory post hoc analysis: serum TTR levels  Serum TTR Level  Mean Change from Baseline1  (mg/dL)  +42%  Placebo + Tafamidis2  35  Placebo  100  Acoramidis  234  N =  14  1Mean change from baseline in serum TTR at Month 30 in mITT population. 2Mean exposure on tafamidis = 11 months in mITT population.  Acoramidis + Tafamidis2  49

 Exploratory post hoc analysis: median NT-proBNP  NT-proBNP Level  Median Change from Baseline1  (pg/mL)  Placebo + Tafamidis2  35  Placebo  98  Acoramidis  232  N =  15  1Median change from baseline in NT-proBNP at Month 30 in mITT population. 2Mean exposure on tafamidis = 11 months in mITT population.  Acoramidis + Tafamidis2  48  9% experienced improvement from baseline  45% experienced improvement from baseline  Worse  Better

 Summary of topline results  16  Unprecedented 30-month survival of >80% for a targeted intervention in ATTR-CM   Achieved primary endpoint with highly statistically significant result with Win Ratio of 1.8  6.4% ARR & 25% RRR in all-cause mortality   50% RRR for cumulative frequency of CVH  Well-tolerated with no safety signals of potential clinical concern  Acoramidis was observed to consistently outperform placebo on survivaland established measures of ATTR-CM morbidity  ARR = Absolute risk reduction. RRR = Relative risk reduction.

 Discussion topics  Q&A Session  5  Introduction & Overview  1  Neil Kumar, PhD  Chief Executive Officer  ATTRibute-CM Phase 3 Topline Results  2  Jonathan Fox, MD, PhD  Chief Medical Officer, Cardiorenal  Next Steps  3  Uma Sinha, PhD  Chief Scientific Officer  Commercial Launch Plans  4  Matt Outten, MBA  Chief Commercial Officer  17

 First regulatory submission planned for year-end 2023  Present ATTRibute-CM Primary Results  European Society of Cardiology 2023  August 27th, 2023  File New Drug Application (NDA) with FDA  End of 2023  Submit additional regulatory filings (EMA & others)  2024  Execute lifecycle management   Initiate primary prevention study (ACT-EARLY)  2024  18

 Discussion topics  Q&A Session  5  Introduction & Overview  1  Neil Kumar, PhD  Chief Executive Officer  ATTRibute-CM Phase 3 Topline Results  2  Jonathan Fox, MD, PhD  Chief Medical Officer, Cardiorenal  Next Steps  3  Uma Sinha, PhD  Chief Scientific Officer  Commercial Launch Plans  4  Matt Outten, MBA  Chief Commercial Officer  19

 Commercial launch plans  20  We have a world-class commercial team and we are prepared to go to market  20+ FTEs (Pharmacyclics, Vertex, and Schering Plough alumni) and a distinctive commercial advisory board, inclusive of Fred Hassan, Jennifer Cook and Jim Robinson  Have initiated discussions with key partners (payers and distributors) to bring this drug to patients  Our goal is to continue working closely with current and future partners to bring this next generation stabilizer to as broad a patient and provider community as possible  Access  Global reach  More details on commercial execution to come

 ATTRibute-CM Phase 3 Topline Results  Q&A Session  21